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                                                                      Exhibit 11

                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                                                 Three Months Ended September 30,
In thousands, except per share amount                                   1999           1998
-------------------------------------------------------------------------------------------------
BASIC EPS
Net Income ...................................................        $18,603        $16,920
                                                                      =======        =======

Weighted-average common shares outstanding
  used in earnings per share computations ....................         69,487         72,667
                                                                      =======        =======

Earnings per common share ....................................        $  0.27        $  0.23
                                                                      =======        =======

DILUTED EPS
Net Income ...................................................        $18,603        $16,920
                                                                      =======        =======

Shares used in earnings per share computations ...............         71,715         76,192
                                                                      =======        =======

Earnings per common share ....................................        $  0.26        $  0.22
                                                                      =======        =======

Computation of shares used in earnings per share computations:
Average outstanding common shares ............................         69,487         72,667
Average common equivalent shares -
  dilutive effect of option shares ...........................          2,228          3,525
                                                                      -------        -------
Shares used in earnings per share computations ...............         71,715         76,192
                                                                      =======        =======


                                                                  Nine months ended September 30,
In thousands, except per share amount                                  1999            1998
-------------------------------------------------------------------------------------------------
BASIC EPS
Net Income ...................................................        $52,705        $48,035
                                                                      =======        =======

Weighted-average common shares outstanding
  used in earnings per share computations ....................         70,400         73,230
                                                                      =======        =======

Earnings per common share ....................................        $  0.75        $  0.66
                                                                      =======        =======

DILUTED EPS
Net Income ...................................................        $52,705        $48,035
                                                                      =======        =======

Shares used in earnings per share computations ...............         72,700         76,844
                                                                      =======        =======

Earnings per common share ....................................        $  0.73        $  0.63
                                                                      =======        =======

Computation of shares used in earnings per share computations:
Average outstanding common shares ............................         70,400         73,230
Average common equivalent shares -
  dilutive effect of option shares ...........................          2,300          3,614
                                                                      -------        -------
Shares used in earnings per share computations ...............         72,700         76,844
                                                                      =======        =======